Regal Beloit Corporation Second Quarter 2015 Earnings Conference Call August 4, 2015 Mark Gliebe Chairman and Chief Executive Officer Jon Schlemmer Chief Operating Officer Chuck Hinrichs Vice President Chief Financial Officer John Perino Vice President Financial Planning & Analysis and Investor Relations

Safe Harbor Statement This presentation contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions (“PTS”) business from Emerson Electric Co., or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses such as the PTS acquisition, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; currency devaluations, non-payment of receivables, governmental restrictions such as price and margin controls, or other difficult operating conditions relating to our doing business in Venezuela; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; affect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 4, 2015 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances. p 2

Non-GAAP Financial Measures We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures that may be considered “non- GAAP” financial measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP. In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted operating profit, adjusted operating profit margin, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation. In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. We use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales. p 3

Agenda Opening Comments Mark Gliebe Financial Update Chuck Hinrichs Segment Update Jon Schlemmer Mark Gliebe Summary Mark Gliebe Q&A All p 4

> 2nd Quarter Highlights  Sales Up 11%  Increased Adjusted Operating Margin* to 11.9%, Up 120 Basis Points Over Prior Year  Adjusted Earnings Per Share* Up 19%  Free Cash Flow* 151% of Net Income, Reduced Debt by $54 Million > Challenging Sales and Orders Environment  Acquisitions Deliver 19% Sales Growth  Organic Sales Down 5.5%  Currency Negatively Impacted Sales by 2.4%  Headwinds Included Oil & Gas, China and SEER 13 Pre-Build * Non-GAAP Financial Measurement, See Appendix for Reconciliation Opening Comments – 2nd Quarter Results p 5

> Climate Solutions – Organic Sales Down 4%  SEER 13 Pre-Build and Weaker Sales into Furnace Applications > Commercial &Industrial Systems – Organic Sales Down 7%  Steep Reduction in Oil & Gas and Weak Demand in China > Power Transmission Solutions – Acquisition Contributed $149 Million  Organic Sales Down 2% with Strength in Renewable Energy Helping to Offset Weakness in Oil & Gas Opening Comments – 2nd Quarter Results p 6

PTS Integration Remains on Track > 26 Sites Substantially Complete by Early 4Q 2015 > ERP Integrated by 3Q 2016 > Synergies Expected to Exceed the Year 1 Target > Ongoing Positive Customer Feedback Opening Comments – 2nd Quarter Results p 7 Synergy Highlight - Solar Farm Responding to Customer Feedback > Strengthened Sales Organization > Improved On-Time Deliveries > Increased Our Customer Service Responsiveness

> Revenue Headwinds  Negative Impact from Currency in the 2nd Half, Comparisons Begin to Improve in Late 4Q  SEER 13 Pre-Build Creates Tough Comparisons in the 2nd Half  Expect the Weakness in China to Continue Through the Year  Oil & Gas Represents an Estimated $100 Million Headwind in 2015 > Remain Focused on Margin Improvement and PTS Integration * Non-GAAP Financial Measurement, See Appendix for Reconciliation p 8 2015 Adjusted Diluted EPS* Guidance Reflects 25% to 30% Growth Looking Forward

> Sales of $942 Million, Up 11% from Prior Year – Net Acquisition Growth of 19% – Foreign Currency Translation Decline of 2.4% – Organic Sales Down 5.5% > Adjusted Operating Profit Margin* of 11.9%, Up 120 bps – Contribution of Simplification Benefits and Cost Controls – PTS Acquisition Accretion > Adjusted Diluted Earnings per Share* of $1.53, Up $0.24 from Prior Year 2nd Quarter 2015 Financial Results p 9 * Non-GAAP Financial Measurement, See Appendix for Reconciliation 2nd Quarter Adjusted Diluted EPS* Up 19%

2nd Quarter 2015 Financial Results p 10 > $7.1 Million Inventory PAA ($0.11 EPS) > $2.1 Million Restructuring Costs ($0.03 EPS) ADJUSTED DILUTED EARNINGS PER SHARE Jul 4, 2015 Jun 28, 2014 Diluted Earnings Per Share 1.39$ 1.24$ Goo will Imp irment - 0.02 Purchase Accounting and Transaction Costs 0.11 0.01 Restructuring Costs 0.03 0.05 Gain on Disposal of Real Estate - (0.03) Adjusted Diluted Earnings Per Share 1.53$ 1.29$ Three Months Ended Adjusted Diluted EPS* Up $0.24 or 19% * Non-GAAP Financial Measurement, See Appendix for Reconciliation

Capital Expenditures > $24 Million in 2Q 2015 > $45 Million in 1H 2015 > $95 Million Expected in FY 2015 Effective Tax Rate (ETR) Balance Sheet at July 4, 2015 > Total Debt of $1,893 Million > Net Debt of $1,645 Million > Reduced Total Debt by $54 Million 2Q 2015 Key Financial Metrics Free Cash Flow* > $95 Million in 2Q 2015 > 151% of Net Income > Continuing to Target FCF Greater than 100% of Net Income p 11 > 26% ETR in 2Q 2015 > Expect 26% ETR for FY 2015 > Includes Synergy from PTS Acquisition * Non-GAAP Financial Measurement, See Appendix for Reconciliation

2015 Guidance > GAAP EPS Guidance of $4.76 to $4.96 > Adjusted EPS* Guidance of $5.40 to $5.60  $0.47 of PTS Purchase Accounting Adjustments and Transaction Costs  $0.15 of Restructuring Charges  $0.02 Venezuela Devaluation in 1Q 2015 > Key Assumptions  Headwinds from Oil & Gas, SEER 13 Pre-Build, China and Currency  No Refinancing Transaction p 12 Expect 2015 Adjusted Diluted EPS to Grow by 25% to 30% * Non-GAAP Financial Measurement, See Appendix for Reconciliation

2011 2014 2015 2015 Customer Survey Results 2011 2014 2015 Net Promoter Score Responsiveness 2011 2014 2015 Innovation 2011 2014 2015 Value Customer Satisfaction Improvements Driving Long Term Shareholder Value p 13

Margin Improvement Progress 9.4% 10.7% 10.1% 9.8% 11.9% 10.9% 1Q 2Q 1H 2014 2015 Adj. Operating Profit Margin* Key Drivers > Simplification Initiative > SG&A and Cost Controls > PTS Accretion Looking Forward > Estimated $9 Million Restructuring Expense in the 2nd Half 2015 > Additional Simplification Programs Under Evaluation > Year-Over-Year Margin Improvement Expected to Continue 80 Basis Point Improvement Through the 2nd Quarter… More to Come * Non-GAAP Financial Measurement, See Appendix for Reconciliation p 14

REGAL

Commercial & Industrial Systems

(millions)

2Q Sales Versus Prior Year


$479
($14)
$9
($33)
$441
($21) Oil & Gas
($ 6) China
Power Gen
Distribution
Com. HVAC
Ind Pump
Pool Pump
Prior Year
FX
Acquisitions
Organic
Current Year

Adj. Operating Margin* 9.9%

> ~150 bps Headwind from Lower Oil & Gas and China

> Significant Self Help Efforts
- Rightsizing the Oil & Gas Businesses
- Completed Two Additional Rooftop Simplification Programs
- Kentucky Simplification Program On Track for 3Q Completion

Despite the Top Line Headwinds, Operating Margin Rate Maintained

* Non-GAAP Financial Measurement, See Appendix for Reconciliation

p 15

Climate Solutions p 16 * Non-GAAP Financial Measurement, See Appendix for Reconciliation (millions) SEER 13 Price Formulas Furnace NA Market India & ME Adjusted Operating Margins Improve by 330 Basis Points ($8) ($4) 2Q Sales Versus Prior Year Adj. Operating Margin* 15.2% > Up 330 Basis Points from Prior Year > Simplification, SG&A and Cost Controls Delivering Savings > 4th Design Platform Simplification Program On Track to be Substantially Completed by End of 3Q

End Markets - Total Segment Adj. Operating Margin* 11.8% > Up 60 Basis Points from Prior Year > Simplification and PTS Acquisition Both Contributing to Overall Margin Improvement Power Transmission Solutions p 17 * Non-GAAP Financial Measurement, See Appendix for Reconciliation (millions) Oil & Gas Ag Equipment Distribution PTS Integration and Synergies Remain On Track 2Q Sales Versus Prior Year Renewable Energy Food & Beverage Material Handling

> Sales Up 11% with Growth Coming from Acquisitions > Revenue Headwinds from Currency, SEER 13, Oil & Gas and China > Adjusted Operating Profit Margin* Up 120 Basis Points > Free Cash Flow* 151% of Net Income, Paid Down $54 Million Debt > Capital Allocation – Near Term Bias to Pay Down Debt > PTS Integration and Synergies On Track, Positive Customer Feedback > 2015 Guidance Reflects 25% to 30% Increase in Adjusted Diluted EPS* Summary Comments p 18 * Non-GAAP Financial Measurement, See Appendix for Reconciliation

Questions and Answers p 19

Appendix Adjusted Diluted EPS p 20 ADJUSTED DILUTED EARNINGS PER SHARE Jul 4, 2015 Jun 28, 2014 Jul 4, 2015 Jun 28, 2014 Diluted Earnings Per Share 1.39$ 1.24$ 2.20$ 2.20$ Goodwill Impairment - 0.02 - 0.02 Purchase Accounting and Transaction Costs 0.11 0.01 0.47 0.03 Restructuring Costs 0.03 0.05 0.05 0.11 Venezuelan Currency Devaluation - - 0.02 - Gain on Disposal of Real Estate - (0.03) - (0.03) Adjusted Diluted Earnings Per Share 1.53$ 1.29$ 2.74$ 2.33$ Three Months Ended Six Months Ended

REGAL

Appendix Non-GAAP Reconciliations

Adjusted Operating Income Dollars in Millions	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal	
Three Months Ended	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
Income from Operations	$ 41.5	$ 47.0	$ 43.7	$ 33.1	$ 18.0	$ 7.6	$ 103.2	$ 87.7
Goodwill Impairment	-	1.0	-	-	-	-	-	1.0
Purchase Accounting and Transaction Costs	-	0.8	-	-	7.1	-	7.1	0.8
Restructuring Costs (Benefit)	2.0	0.5	(0.1)	3.1	0.2	-	2.1	3.6
Gain on Disposal of Real Estate	-	(2.0)	-	-	-	-	-	(2.0)
Adjusted Income from Operations	$ 43.5	$ 47.3	$ 43.6	$ 36.2	$ 25.3	$ 7.6	$ 112.4	$ 91.1
GAAP Operating Margin %	9.4 %	9.8 %	15.3 %	10.9 %	8.4 %	11.2 %	11.0 %	10.3 %
Adjusted Operating Margin %	9.9 %	9.9 %	15.2 %	11.9 %	11.8 %	11.2 %	11.9 %	10.7 %

Adjusted Operating Income Dollars in Millions	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal	
Six Months Ended	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
Income from Operations	$ 74.8	$ 84.2	$ 77.1	$ 59.4	$ 14.9	$ 13.8	$ 166.8	$ 157.4
Goodwill Impairment	-	1.0	-	-	-	-	-	1.0
Purchase Accounting and Transaction Costs	-	2.1	-	-	29.8	-	29.8	2.1
Restructuring Costs	3.9	0.6	(1.1)	7.2	0.5	-	3.3	7.8
Venezuelan Currency Devaluation	1.5	-	-	-	-	-	1.5	-
Gain on Disposal of Real Estate	-	(2.0)	-	-	-	-	-	(2.0)
Adjusted Income from Operations	$ 80.2	$ 85.9	$ 76.0	$ 66.6	$ 45.2	$ 13.8	$ 201.4	$ 166.3
GAAP Operating Margin %	8.3 %	9.0 %	13.6 %	10.1 %	3.8 %	10.6 %	9.0 %	9.5 %
Adjusted Operating Margin %	8.9 %	9.2 %	13.4 %	11.3 %	11.6 %	10.6 %	10.9 %	10.1 %

p 21

FREE CASH FLOW RECONCILIATION Jul 4, 2015 Jun 28, 2014 Jul 4, 2015 Jun 28, 2014 Net Cash Provided by Operating Activities 118.2$ 99.5$ 135.7$ 145.3$ Additions to Property Plant and Equipment (23.5) (20.6) (44.7) (42.9) Free Cash Flow 94.7$ 78.9$ 91.0$ 102.4$ Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit Corporation 150.8% 140.4% 91.7% 102.4 % Three Months Ended Six Months Ended Appendix Non-GAA Reconciliations Dollars in Millions p 22 RECONCILIATION OF 2015 ADJUSTED ANNUAL GUIDANCE Minimum Maximum 2015 EPS Annual Guidance 4.76$ 4.96$ Purchase Accounting and Transaction Costs 0.47 0.47 Restructuring 0.15 0.15 Venezuelan Currency Devaluation 0.02 0.02 2015 Adjusted EPS Annual Guidance 5.40$ 5.60$

Appendix Non-GAAP Reconciliations p 23 Dollars in Millions Organic Growth Three Months Ended Six Months Ended Net Sales 942.2$ 1,853.9$ Net Sales from Businesses Acquired (162.4) (295.6) Impact from Foreign Currency Exchange Rates 20.4 46.7 Incremental Sales from Joint Venture Sold 3.8 7.7 Adjusted Net Sales 804.0$ 1,612.7$ Net Sales Three and Six Months Ended June 28, 2014 850.4$ 1,651.6$ Organic Growth % (5.5)% (2.4)% July 4, 2015